UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AVX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0379007
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1 AVX Boulevard

Fountain Inn, South Carolina 29644

(864) 967-2150

(Address, including zip code, and telephone number of Principal Executive Offices)

AVX Corporation 401(k) Plan

AVX Nonqualified Supplemental Retirement Plan

(Full Title of the Plans)

ice President, Chief Financial Officer number, including area code, of agent for service)

Kurt P. Cummings

Executive Vice President, Chief Financial Officer

and Treasurer

AVX Corporation

1 AVX Boulevard

Fountain Inn, South Carolina 29644

(864) 967-2150

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: Dennis O. Garris Alston & Bird LLP The Atlantic Building 950 F Street, NW Washington, DC 20004-1404 (202) 239-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer    ☐    Accelerated Filer  ☒
Non-accelerated filer  ☐(Do not check if a smaller reporting company)  Smaller Reporting Company  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.01 par value (1)	2,000,000 (2)	$16.20 (3)	$32,400,000 (3)	$3,755.16

(1)Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers an indeterminate amount of interests to be offered or sold pursuant to the AVX Corporation 401(k) Plan (the “401(k) Plan”) and the AVX Nonqualified Supplemental Retirement Plan (the “SERP,” and together with the 401(k) Plan, the “Plans”).

(2)Amount to be registered consists of 1,000,000 shares of AVX Corporation common stock, $0.01 par value per share (the “Common Stock”) that may be offered or sold under the 401(k) Plan and 1,000,000 shares of Common Stock that may be offered or sold under the SERP, and any additional shares that may become issuable in accordance with stock splits, stock dividends, or similar transactions, or otherwise under adjustment and anti-dilution provisions of the Plans.

(3)  Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act, based on the average of the high and low prices of the Company’s  Common Stock on the New York Stock Exchange on February 6, 2017.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

(a)  The documents constituting Part I of this Registration Statement with respect to the Plans will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act.   These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

(b)  Upon written or oral request, AVX Corporation (the “Company”) will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information, should be directed to Kurt P. Cummings, Executive Vice President, Chief Financial Officer and Treasurer, at the address and telephone number on the cover of this Registration Statement.

PART II.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference into this Registration Statement:

(1)  The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016;

(2)  The Plans’ Annual Reports on Form 11-K for the year ended December 31, 2015;

(3)  All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since March 31, 2016;

(4)  The description of Common Stock contained in the Company’s Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description; and

(5)  All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold, which documents shall be deemed to be so incorporated and a part hereof from the date of the filing of such documents.

Unless expressly incorporated into this Registration Statement, a report (or portion thereof) furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, for criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify a director, officer, employee or agent against expenses (including attorney’s fees) actually and reasonably incurred in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such director or officer actually or reasonably incurred.

The Company’s Restated Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended.

The Company’s Amended and Restated Bylaws provide for indemnification of the Company’s officers and directors to the fullest extent permitted by applicable law.

The Company maintains directors’ and officers’ liability insurance policies.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits

See Exhibit Index, which is incorporated herein by reference.

Item 9.  Undertakings

(a)  The undersigned Company hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(Signatures on following page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fountain Inn, State of South Carolina, on February 9, 2017.

AVX CORPORATION

By:  /s/ Kurt P. Cummings

Kurt P. Cummings

Executive Vice President, Chief Financial Officer

and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
*	President and Chief Executive Officer (Principal Executive Officer)	February 9, 2017
JOHN SARVIS
/s/ Kurt P. Cummings	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	February 9, 2017
KURT P. CUMMINGS
*	Vice President of Corporate Finance (Principal Accounting Officer)	February 9, 2017
MICHAEL E. HUFNAGEL
*	Chairman Emeritus of the Board	February 9, 2017
KAZUO INAMORI
*	Director	February 9, 2017
TETSUO KUBA
*	Director	February 9, 2017
GORO YAMAGUCHI
*	Director	February 9, 2017
TATSUMI MAEDA
*	Director	February 9, 2017
SHOICHI AOKI
*	Director	February 9, 2017
DONALD B. CHRISTIANSEN
*	Director	February 9, 2017
DAVID DECENZO
*	Director	February 9, 2017
JOSEPH STACH

by: /s/ Kurt P. Cummings
KURT P. CUMMINGS, Attorney-in-fact for each of the persons indicated.

The Plans.  Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fountain Inn, State of South Carolina, on February 9, 2017.

AVX CORPORATION 401(K) PLAN
By: /s/ Kathleen Kelly
Name: /s/ Kathleen Kelly
Title: Plan Administrator

AVX Nonqualified Supplemental Retirement Plan
By: /s/ Kathleen Kelly
Name: /s/ Kathleen Kelly
Title: Plan Administrator

EXHIBIT INDEX TO

REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File Number 33-94310))
4.2

By-laws of the Company as Amended and Restated May 7, 2012 (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 11, 2012)

5.1	Opinion of Alston & Bird LLP
23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Annual Report on Form10-K of the Company for the year ended March 31, 2016)
99.1 99.2 99.3

AVX Corporation 401(k) Plan, as amended

AVX Nonqualified Supplemental Retirement Plan, Amended and Restated effective January 1, 2008 (incorporated by reference to Exhibit 10.4 to the Annual Report on Form10-K of the Company for the year ended March 31, 2009)

Amendment to AVX Nonqualified Supplemental Retirement Plan, effective December 15, 2014 (incorporated by reference to Exhibit 10.4 to the Annual Report on Form10-K of the Company for the year ended March 31, 2015)